CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

DATES

Collection Period	May - 05
Determination Date	6/13/2005
Distribution / Payment Date	6/15/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	2,194,918,105.98	2,124,107,498.28
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,929,912,105.67	1,874,467,290.19
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,899,909,456.26	1,844,464,640.78

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	369,906,806.86	314,461,991.38	0.7146863
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,869,906,806.86	1,814,461,991.38	0.9352897
CARAT Certificates		30,002,649.40	30,002,649.41	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.40	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,929,912,105.67	1,874,467,290.19	0.9372312

LIBOR 3.09	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	55,444,815.48	1,025,566.62	126.0109443	2.3308332
Class A-2a	—	593,541.67	0.0000000	3.2083333
Class A-2b	—	869,108.33	0.0000000	2.6416667
Class A-2c	—	274,733.33	0.0000000	2.6416667
Class A-3a	—	546,666.67	0.0000000	3.4166667
Class A-3b	—	837,375.00	0.0000000	2.6583333
Class A-3c	—	95,700.00	0.0000000	2.6583333
Class A-4	—	596,700.00	0.0000000	2.7000000
Class B-1	—	40,250.00	0.0000000	4.0250000
Class B-2	—	224,000.00	0.0000000	3.2000000
Class C	—	253,166.67	0.0000000	3.6166667

Total	55,444,815.48	5,356,808.29	28.5798018	2.7612414

COLT 2005-SN1 Secured Notes	55,444,815.48	8,502,094.82	28.1445385	4.3157784

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

COLT
I. COLLECTIONS

Actual Lease Payments Received	38,834,916.43
Repurchased Contracts	903,228.48
Sale Proceeds — Early Terminations (Defaults)	638,950.00
Pull Ahead Payments — Actual	1,761,840.78
Sale Proceeds — Scheduled Terminations	28,669,987.36
Excess Wear and Excess Mileage Received	97,475.52
Other Recoveries Received	182,692.76
Payment Advance for Current Period	2,521,745.43
Residual Advance for Current Period	—
Pull Ahead Payment Advance	2,158,921.71
Prior Period Payment Ahead Applied to Current Period	601,523.92
COLT 2005-SN1 Reserve Account Draw	—

Total Collections	76,371,282.39

II. DISTRIBUTIONS

Total Collections	76,371,282.39
Less: Reimbursement of Payment Advance	2,925,200.52
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	534,365.21
Less: Current Period Payment Ahead Received	1,032,947.78
Less: COLT Servicing Fee	1,608,260.09
Less: Secured Note Interest Distributable Amount	8,502,094.82
Less: Secured Note Principal Distributable Amount	55,444,815.48
Less: COLT 2005-SN1 Reserve Account Deposit	6,323,598.49
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	—

Excess to be Released to COLT, LLC	0.00

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	3,459,565.73

CARRYOVER SHORTFALL

Secured Note Principal Carryover Shortfall	—

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

CARAT
I. COLLECTIONS
Secured Note Interest Distributable Amount	8,502,094.82
Secured Note Principal Distributable Amount	55,444,815.48
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	63,946,910.30

II. DISTRIBUTIONS

Total Collections	63,946,910.30
Plus: Net Amount Due From Swap Counterparty	—
Less: CARAT Servicing Fee	15,832.58
Less: Net Amount Due to Swap Counterparty	644,942.09
Less: Noteholders’ Interest Distributable Amount	5,356,808.29
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	55,444,815.48
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	2,484,511.86

RECONCILIATION OF ADVANCES AND PAYMENT AHEAD ACCOUNT

Beginning Balance of Payment Advance	7,431,349.91
Less: Reimbursement of Outstanding Payment Advance	2,925,200.52
Plus: Current Period Payment Advances	2,521,745.43

Ending Balance of Payment Advance	7,027,894.82

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	939,357.22
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	534,365.21
Plus: Current Period Pull Ahead Payment Advances	2,158,921.71

Ending Balance of Pull Ahead Payment Advance	2,563,913.72

Beginning Balance of Payment Ahead Account	1,679,691.56
Less: Prior Period Payment Ahead Applied to Current Period	601,523.92
Plus: Current Period Payment Ahead Received	1,032,947.78

Ending Balance of Payment Ahead Account	2,111,115.42

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance		125,000,331.18
Reserve Account — Required Amount		154,058,875.59
Beginning Reserve Account Balance		146,846,455.50
Plus: Excess Available		6,323,598.49
Less: Reserve Account Draw Amount to Noteholders		—
Less: Reserve Account Draw Amount to Certificateholders		—
Less: Excess Reserve Account Funds to COLT, LLC		—

Ending COLT 2005-SN1 Reserve Account Balance		153,170,053.99

DELINQUENCIES

	# of Contracts	Amount

31-60 Days Delinquent	1,656	30,601,005.13
61-90 Days Delinquent	184	3,409,899.45
Over 90 Days Delinquent	48	817,278.37

Total	1,888	34,828,182.95

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults		737,935.87
Less: Aggregate Sales Proceeds		638,950.00
Less: Excess Wear and Excess Mileage Received		—
Less: Other Recoveries		—

Current Period Net Losses on Early Term Defaults		98,985.87

Beginning Cumulative Net Losses on Early Term Defaults		22,254.54
Current Period Net Losses		98,985.87

Ending Cumulative Net Losses on Early Term Defaults		121,240.41

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC		27,450,369.38
Add: Reimbursement of Outstanding Residual Advance		—
Less: Aggregate Sales Proceeds		28,669,987.36
Less: Pull Ahead Payments		1,761,840.78
Less: Excess Wear and Excess Mileage Received		97,475.52
Less: Other Recoveries		182,692.76

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC		(3,261,627.04)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC		(2,290,128.56)
Current Period Net Losses/(Gains)		(3,261,627.04)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC		(5,551,755.60)

POOL STATISTICS

	Initial	Current

Number of Contracts	99,081	96,245
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.452%
Weighted Average Original Term	39.16	39.20
Weighted Average Remaining Term	26.93	24.28

Number of Units Terminated during the Month
Scheduled Terminated		743
Pull Ahead		1,019
Early Terminations Not Pull Ahead Not Default		31
Early Terminations Default		30

		1,823

Note: In May there were 1,233 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Prepayment Rate

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47